SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 4, 2002

                             OPTIMARK HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                      000-30527                22-3730995
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)




                 10 Exchange Place, 24th Floor, Jersey City, New
                  Jersey 07302 (Address of principal executive
                              offices and zip code)


       Registrant's telephone number, including area code: (201) 536-7000


                                       N/A
          (Former name or former address, if changed since last report)


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Item 7.  Financial Statements and Exhibits
------------------------------------------

        (a)   Not applicable.

        (b)   Not applicable.

        (c)   Exhibits.

     Exhibit No.                          Description
         2.1 Securities Purchase Agreement, dated as of February 4, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.


Item 9.  Regulation FD Disclosure
---------------------------------

         On February 4, 2002, The Ashton Technology Group, Inc., a Delaware corporation ("Ashton"), and OptiMark Innovations Inc., formerly known as OTSH, Inc. ("OII"), a Delaware corporation and a majority-owned subsidiary of
OptiMark, Inc., a Delaware corporation which is a wholly-owned subsidiary of OptiMark Holdings, Inc. (together, "OptiMark"), entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"). Pursuant to the terms of the Securities Purchase Agreement, OII has agreed to purchase 633,443,600 shares of Ashton common stock, par value $.01 per share (the "Ashton Common Stock"), in exchange for $7,272,727 in cash and intellectual property and other non-cash assets of OII valued by Ashton and OII for the purposes of the Securities Purchase Agreement at $20 million. . The value ascribed to the intellectual property and other non-cash assets by OII was based in part on preliminary discussions with a potential investor in OII. Ashton has not obtained an appraisal or other third party valuation of the fair market value of the intellectual property and other non-cash assets. There can be no assurance that the fair market value of the intellectual property and other non-cash assets is equal to the value ascribed to these assets by OII in the Securities Purchase Agreement.

         In addition, pursuant to the terms of the Securities Purchase Agreement, OII has agreed to lend $2,727,273 in cash to Ashton in exchange for a senior secured convertible note (the "Note"). The Note will mature over five years, will be convertible into shares of Ashton Common Stock at a rate of $.0492782 per share (subject to adjustment prior to the closing and to customary anti-dilution adjustments after the closing) and will accrue interest at a rate of 7.5% per annum. The Note will be secured by a pledge and security agreement pursuant to which OII will receive a blanket lien on Ashton's assets, including, without limitation, the pledge of Ashton's and Universal Trading Technologies Corporation's (a majority-owned subsidiary of Ashton, "UTTC") equity interest in each of Kingsway ATG Asia ("ATG"), Croix Securities, Inc., a wholly-owned subsidiary of


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UTTC ("Croix"), REB Securities,  Inc., a wholly-owned subsidiary of UTTC ("REB")
and NextExchange, Inc., a wholly-owned subsidiary of UTTC.

         After the closing of transactions contemplated by the Securities Purchase Agreement, OII will own 80% of the outstanding shares of Ashton Common Stock on a fully diluted basis. Assuming conversion of the Note, OII would then own an additional 7% of the Ashton Common Stock on a fully diluted basis. Additionally, as a condition to closing the transactions contemplated by the Securities Purchase Agreement, certain members of Ashton's management and Board of Directors will resign. OII will have the right to designate a number of directors to the Ashton Board of Directors proportionate to its ownership of Ashton Common Stock ownership and several members of OptiMark's management team will assume executive officer positions at Ashton. Further, OII will acquire certain investor rights including: (i) preemptive rights to subscribe for future sales by Ashton of Ashton Common Stock and (ii) registration rights.

         It is a condition of OII's obligation to purchase the Ashton Common Stock that it (i) shall have obtained, on terms and conditions reasonably satisfactory to it, financing or capital contributions sufficient for it to pay for the Ashton Common Stock and (ii) shall have completed and been satisfied with its confidential due diligence review of the assets, properties, financial condition, operating results and business of Ashton and each of its subsidiaries.

         Closing of the transactions contemplated by the Securities Purchase Agreement is also subject to the satisfaction or waiver of a number of conditions, including:

          o Stockholder approval of amendments to Ashton's certificate of incorporation to increase the number of authorized shares of Ashton Common Stock and to add a provision defining Ashton's interest and expectancy in specified business opportunities or specified classes or categories of business opportunities that are presented to Ashton and its officers, directors and stockholders;

          o Absence of any changes which, individually or in the aggregate, would reasonably be expected to materially and adversely affect the assets, properties, financial condition, operating results or business of Ashton or its subsidiaries;

          o Modifications, on terms and conditions acceptable to OII of the 9% Secured Convertible Note, dated as of July 13, 2001, in favor of RGC International Investors, LDC and the release of all liens, security instruments and any encumbrances upon Ashton's assets securing such note;

          o Amendment of the Securities Purchase Agreement, dated July 10, 2001, by and between Ashton and Jameson Drive LLC;


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          o    Resolution, on terms acceptable to OII, of all matters associated with the offer to minority stockholders of UTTC, of shares of Ashton Common Stock in exchange for shares of UTTC common stock, par value $.01 per share;

          o Settlement of the arbitrator's award against Ashton, dated January 14, 2002, in the amount of $510,750;

          o Consent of the National Association of Securities Dealers (the "NASD") to the change in control of Ashton by each of Croix and REB;

          o Notice to the Philadelphia Stock Exchange of a change in control of Ashton by each of Croix, REB and ATG;

          o Evidence satisfactory to OII of the resolution of all matters associated with the investigation by the NASD of Croix;

          o Execution of agreement with certain employees of Ashton relating to employment and compensation matters, including the waiver of rights under, and termination of, Ashton's Deferred Compensation Plan;

          o Execution of a registration rights agreement between Ashton and Kingsway International Holdings Limited;

          o Evidence, satisfactory to OII, of ATG's suspension of trading and move to inactive status on the Philadelphia Stock Exchange; and

          o Evidence, satisfactory to OII, of the filing of an Initial Operation Report as an Alternative Trading System with the Securities and Exchange Commission.

         The foregoing is not a description of all of the terms of the Securities Purchase Agreement, a copy of which is filed as an exhibit hereto.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             OPTIMARK HOLDINGS, INC.


                                             By: Neil G. Cohen
                                                 -----------------------------
                                                 Neil G. Cohen
                                                 Secretary
Date: February 8, 2002



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                                  Exhibit Index
                                  -------------

Exhibit No.                              Description
   2.1 Securities Purchase Agreement, dated as of February 4, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.